EXHIBIT 99.1


March 24, 2003 02:00 PM EST, Eastern US

PrimePlayer Inc. Announces the Election of Alexander Gilliland to its Board of Directors and the Appointment of Gilliland as President of the Company

LAS VEGAS--(BUSINESS WIRE)--March 24, 2003--Gary S. Marrone, co-founder and CEO of PrimePlayer Inc., announced today that Alexander Gilliland has been elected to the board of directors and has accepted the position of president of the company, replacing Marrone. Marrone will continue to serve on the company's board of directors.

"We have been seeking an individual with vision and experience to lead PrimePlayer Inc. for several months," said Dr. Marrone. "Mr. Gilliland's prior experience in funds management, management of start-up companies, demonstrated knowledge of financial and operational efficiencies, and international business success make him the ideal candidate to serve as president of PrimePlayer Inc."

Gilliland most recently was the chief executive officer for The Royal Blind Foundation Queensland, Australia, and has served as the chief executive officer of Diabetes Australia Queensland and was the managing director of Azeland International.

PrimePlayer Inc. is a marketing company that utilizes traditional media sources, the Internet and other nontraditional marketing mediums to advance the interests of its clients.

Safe Harbor Statement

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate," "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend" and similar expressions to identify forward-looking statements. These statements are based on the company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the company's periodic filings with the Securities and Exchange Commission.

Contact

PrimePlayer Incorporated, Las Vegas
Gary S. Marrone, 702/892-9502
gsm@primeplayer.com